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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-03201, 333-71631, 333-75187 and 333-75189 of Courier Corporation on Form S-8
of our report dated November 4, 1999, appearing in this Annual Report on Form 10-K of Courier Corporation and subsidiaries for the year ended September
25, 1999.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 9, 1999